Exhibit 20

CAPITAL AUTO RECEIVABLES ASSET TRUST 2005-SN1
MONTHLY SERVICING REPORT

DATES

Collection Period	Mar 05 - Apr 05
Determination Date	5/12/2005
Distribution / Payment Date	5/16/2005

SUMMARY

	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance

Series 2005-SN1 Lease Assets (Total Pool Balance)		2,294,964,249.60	2,294,964,249.60	2,194,918,105.98
Aggregate ABS Value of the Series 2005-SN1 Lease Assets		2,000,005,298.81	2,000,005,298.81	1,929,912,105.67
COLT 2005-SN1 Secured Notes	5.370%	1,970,002,649.40	1,970,002,649.40	1,899,909,456.26

					Ending
	Coupon Rate	Initial Balance	Beginning Balance	Ending Balance	Pool Factor

CARAT Class A-1	3.327%	440,000,000.00	440,000,000.00	369,906,806.86	0.8406973
CARAT Class A-2a	3.850%	185,000,000.00	185,000,000.00	185,000,000.00	1.0000000
CARAT Class A-2b	One-Month LIBOR + .080%	329,000,000.00	329,000,000.00	329,000,000.00	1.0000000
CARAT Class A-2c	One-Month LIBOR + .080%	104,000,000.00	104,000,000.00	104,000,000.00	1.0000000
CARAT Class A-3a	4.100%	160,000,000.00	160,000,000.00	160,000,000.00	1.0000000
CARAT Class A-3b	One-Month LIBOR + .100%	315,000,000.00	315,000,000.00	315,000,000.00	1.0000000
CARAT Class A-3c	One-Month LIBOR + .100%	36,000,000.00	36,000,000.00	36,000,000.00	1.0000000
CARAT Class A-4	One-Month LIBOR + .150%	221,000,000.00	221,000,000.00	221,000,000.00	1.0000000
CARAT Class B-1	4.830%	10,000,000.00	10,000,000.00	10,000,000.00	1.0000000
CARAT Class B-2	One-Month LIBOR + .750%	70,000,000.00	70,000,000.00	70,000,000.00	1.0000000
CARAT Class C	One-Month LIBOR + 1.250%	70,000,000.00	70,000,000.00	70,000,000.00	1.0000000

CARAT 2005-SN1		1,940,000,000.00	1,940,000,000.00	1,869,906,806.86	0.9638695
CARAT Certificates		30,002,649.40	30,002,649.41	30,002,649.41	1.0000000
COLT Overcollateralization		30,002,649.41	30,002,649.40	30,002,649.40	1.0000000

Total		2,000,005,298.81	2,000,005,298.81	1,929,912,105.67	0.9649535

LIBOR 3.06	Principal	Interest	Principal per $1000	Interest per $1000
	Payment Due	Payment Due	Face Amount	Face Amount

Class A-1	70,093,193.14	731,940.00	159.3027117	1.6635000
Class A-2a	—	336,340.28	0.0000000	1.8180556
Class A-2b	—	516,530.00	0.0000000	1.5700000
Class A-2c	—	163,280.00	0.0000000	1.5700000
Class A-3a	—	309,777.78	0.0000000	1.9361111
Class A-3b	—	497,700.00	0.0000000	1.5800000
Class A-3c	—	56,880.00	0.0000000	1.5800000
Class A-4	—	354,705.00	0.0000000	1.6050000
Class B-1	—	22,808.33	0.0000000	2.2808333
Class B-2	—	133,350.00	0.0000000	1.9050000
Class C	—	150,850.00	0.0000000	2.1550000

Total	70,093,193.14	3,274,161.39	36.1305119	1.6877121

COLT 2005-SN1 Secured Notes	70,093,193.14	5,289,457.11	35.5802532	2.6850000

COLT
I. COLLECTIONS

Actual Lease Payments Received	79,335,578.36
Repurchased Contracts	3,122,400.42
Sale Proceeds — Early Terminations (Defaults)	86,500.00
Pull Ahead Payments — Actual	79,782.60
Sale Proceeds — Scheduled Terminations	18,138,105.01
Excess Wear and Excess Mileage Received	47,788.01
Other Recoveries Received	121,794.54
Payment Advance for Current Period	5,173,968.55
Residual Advance for Current Period	—
Pull Ahead Payment Advance	939,357.22
Prior Period Payment Ahead Applied to Current Period	869,965.88
COLT 2005-SN1 Reserve Account Draw	—

Total Collections	107,915,240.59

II. DISTRIBUTIONS

Total Collections	107,915,240.59
Less: Reimbursement of Payment Advance	4,874,749.70
Less: Reimbursement of Residual Advance	—
Less: Reimbursement of Pull Ahead Payment Advance	—
Less: Current Period Payment Ahead Received	2,478,374.16
Less: COLT Servicing Fee	3,333,342.16
Less: Secured Note Interest Distributable Amount	5,289,457.11
Less: Secured Note Principal Distributable Amount	70,093,193.14
Less: COLT 2005-SN1 Reserve Account Deposit	21,846,124.32
Less: Excess to CARAT Following a CARAT Indenture Event of Default	—
Less: COLT Additional Servicing Fee	—

Excess to be Released to COLT, LLC	(0.00)

Memo: Excess Incl. Reimbursement of Advances Released to COLT, LLC	4,874,749.70

CARRYOVER SHORTFALL

Secured Note Principal Carryover Shortfall	—

CAPITAL AUTO RECEIVABLES ASSET TRUST 2005-SN1
MONTHLY SERVICING REPORT

CARAT
I. COLLECTIONS
Secured Note Interest Distributable Amount		5,289,457.11
Secured Note Principal Distributable Amount		70,093,193.14
Excess from COLT Following a CARAT Indenture Event of Default		—
CARAT Reserve Account Draw		—

Total Collections		75,382,650.25

II. DISTRIBUTIONS

Total Collections		75,382,650.25
Plus: Net Amount Due From Swap Counterparty		—
Less: CARAT Servicing Fee		32,833.38
Less: Net Amount Due to Swap Counterparty		482,672.50
Less: Noteholders’ Interest Distributable Amount		3,274,161.39
Less: Swap Termination Payment		—
Less: Noteholders’ Principal Distributable Amount		70,093,193.14
Less: CARAT Reserve Account Deposit		—
Less: Swap Termination Payment (to extent not paid above)		—
Less: Certificateholders’ Principal Distributable Amount		—

Excess to the Reserve Account (to be released to CARI)		1,499,789.84

RECONCILIATION OF ADVANCES AND PAYMENT AHEAD ACCOUNT

Beginning Balance of Payment Advance		7,132,131.06
Less: Reimbursement of Outstanding Payment Advance		4,874,749.70
Plus: Current Period Payment Advances		5,173,968.55

Ending Balance of Payment Advance		7,431,349.91

Beginning Balance of Residual Advance		—
Less: Reimbursement of Outstanding Residual Advance		—
Plus: Current Period Residual Advances		—

Ending Balance of Residual Advance		—

Beginning Balance of Pull Ahead Payment Advance		—
Less: Reimbursement of Outstanding Pull Ahead Payment Advance		—
Plus: Current Period Pull Ahead Payment Advances		939,357.22

Ending Balance of Pull Ahead Payment Advance		939,357.22

Beginning Balance of Payment Ahead Account		71,283.28
Less: Prior Period Payment Ahead Applied to Current Period		869,965.88
Plus: Current Period Payment Ahead Received		2,478,374.16

Ending Balance of Payment Ahead Account		1,679,691.56

COLT 2005-SN1 RESERVE ACCOUNT

Initial Reserve Account Balance		125,000,331.18
Reserve Account — Required Amount		154,474,711.71
Beginning Reserve Account Balance		125,000,331.18
Plus: Excess Available		21,846,124.32
Less: Reserve Account Draw Amount to Noteholders		—
Less: Reserve Account Draw Amount to Certificateholders		—
Less: Excess Reserve Account Funds to COLT, LLC		—

Ending COLT 2005-SN1 Reserve Account Balance		146,846,455.50

DELINQUENCIES

	# of Contracts	Amount

31-60 Days Delinquent	1,134	21,461,631.32
61-90 Days Delinquent	128	2,363,190.00
Over 90 Days Delinquent	3	57,168.05

Total	1,265	23,881,989.37

CAPITAL AUTO RECEIVABLES ASSET TRUST 2005-SN1
MONTHLY SERVICING REPORT

NET LOSSES ON EARLY TERM DEFAULTS

Aggregate ABS Value of Early Term Defaults		108,754.54
Less: Aggregate Sales Proceeds		86,500.00
Less: Excess Wear and Excess Mileage Received		—
Less: Other Recoveries		—

Current Period Net Losses on Early Term Defaults		22,254.54

Beginning Cumulative Net Losses on Early Term Defaults		—
Current Period Net Losses		22,254.54

Ending Cumulative Net Losses on Early Term Defaults		22,254.54

NET LOSSES/(GAINS) ON RETURNED VEHICLES SOLD BY GMAC

Aggregate ABS Value of Returned Vehicles Sold by GMAC		16,097,341.60
Add: Reimbursement of Outstanding Residual Advance		—
Less: Aggregate Sales Proceeds		18,138,105.01
Less: Pull Ahead Payments		79,782.60
Less: Excess Wear and Excess Mileage Received		47,788.01
Less: Other Recoveries		121,794.54

Current Period Net Losses/(Gains) on Returned Vehicles Sold by GMAC		(2,290,128.56)

Beginning Cumulative Net Losses/(Gains) on Returned Vehicles Sold by GMAC		—
Current Period Net Losses/(Gains)		(2,290,128.56)

Ending Cumulative Net Losses/(Gains) on Returned Vehicles Sold by GMAC		(2,290,128.56)

POOL STATISTICS

	Initial	Current

Number of Contracts	99,081	98,068
Discount Rate	8.500%	8.500%
Weighted Average Coupon	4.451%	4.452%
Weighted Average Original Term	39.16	39.15
Weighted Average Remaining Term	26.93	25.03

Number of Units Terminated during the Month
Scheduled Terminated		846
Pull Ahead		48
Early Terminations Not Pull Ahead Not Default		113
Early Terminations Default		6

		1,013

Note: In April there were 500 Units with Pull Ahead payment advanced and ABS Value has been reduced to the Base Residual Value.

Prepayment Rate

Month	Prepayment Rate
1	0.41
2	0.56